                                                                   EXHIBIT 10.30

                                    SUBLEASE


1.     PARTIES.

       This Sublease is entered into as of the 19 day of April, 2000, by and between Attorney's Diversified Services, a California corporation, Sublessor, and NEWSREAL, INC. d/b/a Yellowbrix, a Delaware corporation, Sublessee, as a Sublease under the Lease (Master Lease) dated June 25, 1998, l9 ___, entered into by Alta Investors as Lessor (Master Lessor), and Sublessor under this Sublease as Lessee. A copy of said Master Lease is attached hereto as Exhibit "A" and incorporated herein by reference.

2.     PROVISIONS CONSTITUTING SUBLEASE.

       (a) This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit "A", except as specifically exempted herein, and Sublessee shall assume and perform the obligations of Sublessor as Lessee in said Master Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the sublease premises any act or ommission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidently therewith without any liability of Sublessor to Sublessee. *

       (b) All of the terms and conditions contained in the Master Lease in Exhibit "A" are incorporated herein, except for Paragraph(s) 1, 2, 3, 4, 27 as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and, along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

       (c) The hereinabove provisions of this Paragraph 2 notwithstanding, it is expressly understood and agreed that Sublessor is not obligated to perform the obligations of Master Lessor pursuant to Paragraph(s) _______________________ of said Master Lease; however, Sublessor agrees to use its best efforts to cause such obligations to be performed by Master Lessor and to assign its rights under said Paragraph(s) _____________________ to Sublessee if such obligations are not so performed.

       * ", provided that Sublessor warrants and represents to Sublessee that under no circumstances will sublessor cause an early termination of the Master Lease, either by Sublessor's voluntary action or by its default under the terms of the Master Lease."

3.     PREMISES.

       Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described premises (Sublease Premises), together with appurtenances, situated in the City of San Francisco, County of San Francisco, State of California: 5,000 rentable square feet shown crosshatched in Exhibit B attached, 5th floor, 1453 Mission Street, San Francisco, California.

4.     TERM.

       (a) The term of this Sublease shall be for a period of 3 years, 7 1/2 months, commencing on May 15, 2000, xx___ and ending on December 31, 2003, xxx___, unless sooner terminated pursuant to any provision hereof.

       (b) Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Sublease Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Sublease Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Sublease Premises within ninety (90) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is cancelled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

       (c) In the event that Sublessor shall permit Sublessee to occupy the Sublease Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Said early possession shall not advance the termination date of this Sublease.

5.     RENT.

       Sublessee shall pay to Sublessor as rent for the Sublease Premises equal monthly installments of eighteen thousand seven hundred fifty and 00/100 ($18,750.00) Dollars, in advance, on the first day of each month of the term hereof. Sublessee herewith pays Sublessor upon the execution hereof the sum of one hundred twelve thousand five hundred and 00/100 ($112,500.00) Dollars as rent for May 15 throuqh November 15, 2000. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

6.     SECURITY DEPOSIT.

       In addition to those sums referred to hereinabove, Sublessee hereby pays, and Sublessor hereby acknowledges receipt from Sublessee of the sum of fifty six thousand two hundred fifty and 00/100 ($56,250.00) Dollars as security for the full and faithful performance of Sublessee's obligations hereunder. In the event Sublessee is not in default fourteen (14) days after the termination of the herein Sublease term, Sublessor shall thereupon return said sum to Sublessee, or if this Sublease be sooner terminated for reason other than default on behalf of Sublessee, said sum shall be returned upon such termination.

7.     USE.

       The Sublease Premises shall be used and occupied only for offices and for no other purpose without the prior written consent of Sublessor.

8.     DEFAULT.

       Any act or ommission by Sublessee which would constitute a default by the Lessee in the Master Lease shall constitute a default on the part of Sublessee hereunder. In the event of any default by Sublessee herein or under the Master Lease, Sublessor shall have the rights and remedies of the Master Lessor.

9.     HOLD HARMLESS.

       Sublessee agrees to hold harmless Sublessor from and indemnify Sublessor against any and all claims, loss, liability or demand for injury or death to persons or damage to property occurring in, on or about the Sublease Premises. Sublessee agrees to name Sublessor as an additional insured on each policy of insurance which it is required to carry pursuant to this Sublease or the Master Lease and to deliver a copy thereof to Sublessor upon request.

10.    ASSIGNMENT AND SUBLETTING.

       Sublessee shall not assign this Sublease or any interest therein nor sublet the Sublease Premises or any part thereof or any right or privilege appurtenant thereto nor permit the occupancy or use of any part thereof by any person without the written consent of Sublessor first had and obtained. Any such assignment, further subletting, occupancy or use without the prior written consent of the Sublessor shall at the option of the Sublessor terminate this Sublease and any such purported assignment, sublease, occupancy or use shall be null and void.

11.    ATTORNEY'S FEES.

       In the event suit is brought by either party because of the breach of this Sublease, or for the construction thereof, the prevailing party shall be entitled to reasonable attorney's fees.

12.    NOTICES.

       Any and all notices required herein shall be in writing and shall be either delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

If to Sublessor:                             If to Sublessee:

  ADS Nationwide                               Yellowbrix,

  1424 21st Street                             66 Canal Center Plaza, Suite 700

  Sacramento, CA 95814                         Alexandria, VA 22314


or at such other address as a party may designate in writing, Sublessor shall, immediately upon receipt, give copies to Sublessee of any notices received by Sublessor pursuant to said Master Lease.

Paragraphs 13-18 are inc1uded in this Sublease Document.


                                                   NEWSREAL, INC. d/b/a

SUBLESSOR: Attorney's Diversified Services         SUBLESSEE Yellowbrix

                                                    /s/ BRIAN ROSENFELT
------------------------------                     -----------------------------

------------------------------                     -----------------------------

Paragraphs 13 through 18 to be made a part of Sublease of 5,000 Rentable Square Feet of space on the fifth floor, with Attorney's Diversified Services as Sublessor, at 1453 Mission Street, San Francisco, California dated April 19, 2000.

13. Up to 5 parking spaces shall be made available to Sublessee by Sublessor at the rate of $125/month apiece.

14. Sublessee shall carry the same amounts of insurance as specified in paragraph 7 of the Masterlease.

15. The Sublessee shall pay 4% of any increase in the property tax over the base year which shall be year 2000, as outlined in paragraph 9 of the Masterlease.

16. The Sublessee shall pay 4% of the increase in water, insurance and common area janitorial and elevator maintenance costs over the base year which shall be the year 2000, as outlined in paragraph 24 of the Masterlease.

17. Sublessee and Sublessor shall mutually agree on the division of utility cost depending on useage and power of equipment and usage of HVAC, as outlined in paragraph 24 of the Masterlease.

18. Sublessee must obtain approval from both Sublessor and Landlord (Alta Investors) before making alterations to premises per paragraph 6d of Masterlease. Sublessor will not unreasonably withhold its consent to same.. **


APPROVED BY

Sublessee
         -----------------------


Sublessor
         -----------------------

l479.prp
** "Sublessor does hereby agree and acknowledge that Sublessee intends immediately construct a ceiling height wall within the Sublease Premises (for demarcation of sublet space and Sublessee's security) across the hallway between Classroom #509 and the perimeter classrooms-See Exhibit ??. Said perimeter classrooms (2) will remain in Sublessor's possession (alo?? with the Phone
Room). Sublessee will, however, have ready access to the Storage Room which is agreed to be included within the Sublease Premises Sublessor also hereby agrees to provide Sublessee reasonable access to the Phone Room as necessary for maintenance of Sublessee's communication facilities."

                                     LEASE

       This Lease is entered into as of the 25 day of June, 1998, by and between ALTA INVESTORS (the "Landlord") and ATTORNEY'S DIVERSIFIED SERVICES, a California corporation, (the "Tenant").

       1. PREMISES. Landlord hereby Leases to the Tenant and Tenant hires from the Landlord for the term of this Lease and at the rental and upon the conditions set forth below the real property situated in the City of San Francisco, County of San Francisco, State of California, commonly known as 1453 Mission Street and described as Suite 510, approximately 7,672 square feet on the southeasterly portion of the fifth floor. The demised space is referred to below as the "Premises" and the real property and improvements in which the Premises are located are referred to as the "Building". Conference room shall be available to the Tenant at no additional cost based upon a sign-up sheet kept in said room. Break room shall be available for the Tenant's non-exclusive use at all times.

       2. TERM. The term of this Lease shall be for 60 months commencing no later than January 1, 1999, and ending no later than December 31, 2003, unless sooner terminated as provided herein. If the Landlord cannot, for any reason, deliver possession of the Premises to Tenant at the commencement of the term, Landlord shall have no liability on account thereof, nor shall this Lease be terminated, except that Tenant may terminate Lease by written notice given to Landlord if Landlord does not deliver possession of the Premises to Tenant within 30 days of the beginning of the term.

       Tenant shall not be obligated to pay rent until possession of the Premises is delivered to Tenant. The term of this Lease shall not be extended due to any failure to deliver possession of the Premises at the commencement of the term. If the Landlord shall permit Tenant to occupy the Premises prior to commencement of the term, such occupancy shall be subject to the provisions of this Lease.

       3.  RENT.

           a. Tenant shall pay to Landlord as rent the sum of _________ Dollars ($ (rent) plus (parking)) per month, which sum is subject to possible adjustment as provided in subparagraph (b), below. All rent shall be payable in lawful money of the United States on or before the first day of each calendar month of the term, without demand therefore or any deduction offset, at the offices of Landlord located at c/o Sankowich Properties, 1453 Mission Street, Suite 560, San Francisco, CA 94013 or such other place as the Landlord may direct by written notice given to Tenant. Rent for the first month or portion of it shall be paid on the date the term commences. Rent for any partial month shall be prorated at the rate of 1/30th of the monthly rent per day.

           b. The monthly rent provided for in subparagraph (a) above, shall be subject to increase at the commencement of the 2nd year of the term* and every _____ year thereafter ("the adjustment date") by the percentage by which the Consumer Price Index for All Urban Consumers-San Francisco-Oakland-metropolitan area (1967-100) may have increased from its level at the commencement of the term to its level at the adjustment date. If the foregoing Index is changed or discontinued, such other index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. In no case shall the rent be less than that set forth in subparagraph (a) above.

           c.  Tenant shall pay fourth month's rent upon lease execution.

       4. SECURITY DEPOSIT. On execution of this Lease Tenant shall deposit the sum of ______________ Dollars ($_______) with Landlord as a security deposit as are reasonably necessary for the performance by Tenant of the provisions of this Lease. The Landlord may claim of the security deposit such amounts as are reasonably necessary to remedy any defaults by the Tenant in the payment of rent, to repair damages to the Premises caused by the Tenant and to clean the Premises when they are vacated. Tenant shall immediately upon demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as herein provided so as to maintain the security deposit in the amount initially deposited with Landlord. If Tenant is not in default hereunder at the expiration or termination of this Lease, Landlord shall return the then remaining portion of the security deposit to Tenant. Landlord shall not be required to pay interest on the security deposit to Tenant. In the event that Landlord conveys the Premises to another person the Landlord shall transfer the portion of the security deposit then remaining after any deductions provided for herein to the Landlord's successor in interest and thereafter notify Tenant by certified mail of such transfer, of any claims made against the security deposit and of the transferee's name and address.

       5. USE OF PREMISES. The Premises shall be used and occupied by Tenant solely for the purpose of offices, copy/duplicating facility, and for no other purpose. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or nuisance or which shall tend unreasonably to disturb other Tenants of the Building. Notwithstanding any other provision of this Lease, the Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the Premises or the Building. Tenant shall forthwith pay to Landlord upon demand therefore the amount of any additional insurance premium assessed to the Landlord on account of activities of Tenant whether or not they are permitted by this Lease. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate respecting use and occupancy of the Building. Such rules and regulations shall be binding upon Tenant upon delivery of a copy of them to the Tenant. Landlord shall not be responsible to Tenant for the breach thereof by any other Tenants or occupants.

       6.  MAINTENANCE, REPAIRS AND ALTERATIONS.

           a. Subject to the provisions of paragraph 8 below, and except for damage caused by the Tenant, its agents or invitees, the Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building. Unless otherwise agreed in writing, Landlord shall not be obligated to paint the exterior of the Building nor shall Landlord be obligated to make any repairs under this subparagraph until a reasonable time after receipt of written notice of the need for such repairs.

           b. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

           c. Tenant shall at Tenant's expense maintain the interior portion of the Premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) in good condition and repair. If Tenant fails to do so the Landlord may, but shall not be required to, enter the Premises and put them in good condition and the Landlord's costs thereof shall automatically become due and payable as additional rent together with the next regular rental payment. At the expiration of the term Tenant shall deliver up possession of the Premises in good condition and repair. Only ordinary wear and tear expected.

           d. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition before commencing any work relating to alterations, additions or improvements affecting the Premises. Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens, material men's liens or any other liens. In any event, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' or materials men's liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term; provided however, the Tenant's machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant.

       7.     INSURANCE AND INDEMNITY.

              a. The Tenant shall obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $ 1,000,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $ 2,000,000 for injury to or death of more than one person in any one accident or occurrence. In addition, Tenant shall maintain property damage insurance in an amount not less than $ 1,000,000. Landlord shall be included as a named insured in each such policy of insurance and a certificate or certificates evidencing coverage in accordance with the terms and provisions hereof shall be delivered to Landlord, which certificate or certificates shall provide that Landlord shall be given at least ten (10) days' written notice prior to any change in or cancellation of the Tenant's insurance policy. If Tenant fails or refuses to procure or to maintain the insurance coverage required hereunder, or fails or refuses to furnish Landlord with proof that said coverage has been procured and is in force and paid for, Landlord shall the right, at Landlord's election and without notice to Tenant, but without any obligation so to do, to procure and maintain such coverage. Tenant shall reimburse Landlord on demand for any premiums Landlord so pays. Each policy of insurance maintained by the Tenant hereunder shall provide the insurer waives all rights of subrogation with respect to damage or loss covered by such policy.

              b. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises and shall further indemnify, defend and hold Landlord harmless from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the provisions of this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees and from any and all costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where said damage arises out of the sole fault of Landlord.

              c. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises; nor, unless through its sole fault, shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising form any act or neglect of any other Tenant, if any, of the Building.

       8.     DAMAGE OR DESTRUCTION.

              a. If during the term of this Lease the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, from a risk which is wholly covered by insurance, Landlord shall proceed with reasonable diligence to repair the damage or destruction and the Lease shall not be terminated; provided, however, that if in the opinion of the Landlord's architect the work of repair cannot be completed in ninety (90) days the Landlord may at its election terminate the Lease upon written notice given to Tenant.

              b. If during term of this Lease the Premises or the Building are totally or partially destroyed from a risk which is not wholly covered by insurance, Landlord may at its election restore the Premises or terminate the Lease.

              c. In case of destruction or damage which materially interferes with the Tenant's use of the Premises, where the Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. Tenant expressly waives the provision of Section 1932 and Section 1933 (4) of the California Civil Code. Lease term shall be increased the length of abatement period to total a term of 60 months.

       9. REAL PROPERTY TAXES. In addition to the rent herein provided, Tenant shall pay to Landlord as Tenant's share of the real property taxes assessed in respect of the Building six percent (6%) of any increase in Landlord's real property taxes in respect thereof in each year of the Lease term over the Landlord's real property taxes in the first year of the Lease term. Said increase shall be payable whether the increase results from an increased rate and/or an increased valuation of the Building from any cause whatsoever. Landlord shall provide a copy of the tax bill and a statement of the Tenant's share thereof in accordance with this paragraph 9 and within ten (10) days of receipt of the same Tenant shall pay to Landlord the amount set forth in such statement. "Real property taxes" shall for purposes of the foregoing provision mean any form of general or special assessment, levy or tax imposed against any legal or equitable interest of Landlord in the Building or any tax imposed in substitution in whole or in part for a tax previously included within the definition of real property taxes including any capital asset tax or tax on rents.

10.    PERSONAL PROPERTY TAXES.
               a. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and build separately from the real property of Landlord.
               b. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.
               c. Notwithstanding the provisions of paragraph 9 above, Tenant shall pay the total amount of any increase in "real property taxes" resulting from any and all improvements of any kind whatsoever placed on or in the Premises or the Building for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant, except those items included with the original Premises.

        11. UTILITIES AND SERVICES. Provided that Tenant shall not be in default hereunder, Landlord agrees to furnish to the Premises the following utilities and services:
               a. Heat required in Landlord's judgement for the normal use of the Premises. Landlord shall not be required to provide heat on Saturdays, Sundays or holidays.
               b. Electricity suitable for the intended use of the Premises. If Tenant shall require electric current in excess of Tenant's requirements as of the commencement of the Lease term Tenant shall pay for the cost of installing wiring and the additional cost for such excess current as determined by Landlord. In the event an electric current meter is installed to measure the amount of excess current, Tenant agrees to pay the cost such meter and of installation, maintenance and repair thereof.
               d. Nonattended automatic elevator service. The foregoing services and utilities shall be provided in an amount and at such times customarily used in similar type office Buildings in the geographical area in which the Landlord competes. The interruption or curtailment of any such services caused by any event beyond the control of Landlord, including repairs, renewals, improvements, alterations, strikes, lock outs, accidents, inability to obtain fuel or supplies, or voluntary or involuntary governmental regulation shall not constitute an eviction or disturbance of Tenant's use of the Premises and shall not entitle Tenant to abatement of rent or to any other claim against Landlord.

        12.    ASSIGNMENT AND SUBLETTING.
               a. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of the Lease. Any transfer of Tenant's interest in this Lease or in the Premises from Tenant by merger, consolidation, or liquidation, or by any subsequent change in the ownership of thirty percent (30%) or more of the capital stock of Tenant shall be deemed a prohibited assignment within the meaning of this provision.
               b. Tenant agrees to pay all costs and expenses, including reasonable attorneys' fees incurred by Landlord in connection with Landlord's review of any proposed assignment, subletting, encumbrance or other transfer.
               c. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

        13.    TENANT'S DEFAULT AND REMEDIES.
               a. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:
                  i.   The vacating or abandonment of the Premises by Tenant.
                  ii. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due.

                  iii. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than described Subparagraph (ii) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty
                       (30) day period and thereafter diligently prosecutes such cure to completion.

                   iv. The making by Tenant of any general assignment, or
                       general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy
                       (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; the appointment of a trustee or a receiver to take possession substantially all of Tenant's assets or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

           b. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice of demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such termination. If Landlord so terminates this Lease, then Landlord may recover from Tenant sum of:

               i. the worth at the time of award of any unpaid rent which had earned at the time of termination;

               ii. the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;

               iii. the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided;

               iv. any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations hereunder or which, in the ordinary course of things, would be likely to result therefrom, including leasing commissions and Tenant improvement expenses incurred in reletting the Premises; and

               v. all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

           As used in subparagraph (b)(i) and (b)(ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per a annum. As used in subparagraph (b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used in this paragraph the term "rent" shall include both charges equivalent to rent and any other periodic payments to be made by Tenant hereunder, including Tenant's share of real property tax increases.

           c. If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided below or takes possession of the Premises pursuant to legal proceedings, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time either recover all rent and other amounts payable hereunder as they become due or relet the Premises or any part thereof on behalf of the Tenant for such term, at such rent and pursuant to such other provisions as Landlord in its sole discretion may deem advisable.

           d. Upon an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property therefrom. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of the Tenant.

           e. Non of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession or reletting of the Premises by Landlord pursuant to the foregoing provisions; or the appointment of a receiver, upon the initiative of Landlord to protect Landlord's interest under this Lease.

       14. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

       15. CONDEMNATION.

           a.  For purposes of this paragraph 15:

               i. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

               ii. "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

               iii. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

               iv. "Condemnor" means any public or quasi-public authority, or private corporation or, individual, having the power of condemnation.

           b. If during the term the Building is totally taken by condemnation, this Lease shall terminate on the date of taking.

           c. If a portion of the Building is taken by condemnation, this Lease shall remain in full force and effect, except that if twenty-five percent (25%) or more of the Building is taken Landlord may terminate this Lease upon thirty (30) days written notice to Tenant.

               d. If during the term any portion of the Premises are taken by condemnation, this Lease shall remain in effect except that Tenant may elect to terminate the Lease if such taking renders the Premises unsuitable for the Tenant's continued use and occupation. If Tenant elects to terminate the Lease pursuant to this provision, Tenant must do so by written notice given to the Landlord no later than thirty (30) days after the taking. If Tenant does not terminate the Lease within such period, the Lease shall continue in full force and effect, subject to abatement of rent as provided below.

               e. If any portion of the Premises is taken by condemnation and this Lease is not terminated, on the date of taking the monthly rental otherwise payable hereunder shall be reduced in proportion to the interference, if any, with Tenant's use and occupation of the Premises prior to the taking caused thereby.

               f. The award shall belong to and be paid over to the Landlord. Tenant waives any interest therein based upon the value of its leasehold interest hereunder, excepting any claim Tenant may have against the condemnor only for Tenant's moving expenses.

        16. NOTICES. Any notice to be given by either party shall be in writing and shall be either personally delivered or mailed by certified mail, postage prepaid, to the Landlord at the office where rent is payable as provided above and to the Tenant at the Premises.

        17.    ESTOPPEL CERTIFICATE

               a. Tenant shall at any time upon not less than five (5) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified is in full force and effect) and the date to which the rent, security deposit, and other charges are paid in advance, if any and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults of the part of Landlord hereunder, or specifying such defaults, if any which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

               b. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are not uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance.

               c. If Landlord desires to finance or refinance the Premises or the whole or a portion of the Building, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

        18.    SUBORDINATION.

               a. This lease, at Landlord's option, shall be subordinate to any ground Lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortagage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

               b. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten
(10) days after written demand does hereby make, constitute and irrevocably appoint Landlord as the Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

        19. ATTORNEYS' FEES. If legal action is taken to interpret or enforce any provision of this Lease or on account of a breach thereof, the prevailing party shall be entitled, in addition to any other remedy available in law or equity, to recover its reasonable attorneys' fees actually incurred in connection therewith or in connection with negotiations prior thereto.

        20.    GENERAL PROVISIONS.

               a. This Lease shall be governed by and construed in accordance with the laws of the State of California.

               b. This invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

               c. This Lease contains all agreement of the parties with respect to any matter mentioned herein. This Lease may be modified in writing only signed by the parties.

               d. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

               e. Tenant shall not record this Lease. Any such recordation shall be a breach thereof.

               f. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last month's rental during the term plus all other charges payable hereunder, and upon all the terms hereof.

               g. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.
               h. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

               i. Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

               j. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable time for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Sale or Lease" signs, all without rebate or rent or liability to Tenant.

               k. Tenant shall not conduct any auction at the Premises, without Landlord's prior written consent.

               l. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger, and shall at the option of Landlord terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

               m. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon said corporation in accordance with its terms.

               n. The term "Landlord" as used herein means the owner of the Building for the time being only in the event of a sale of such Building Landlord shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

               o. Additional paragraphs 21 through 28 which are set forth in the addendum attached hereto are hereby made a part of this Lease.


          IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.

LANDLORD                           TENANT

   ALTA INVESTORS                  ADS NATIONWIDE/ATTORNEY'S DIVERSIFIED SERVICES
-------------------------------    ----------------------------------------------

By /s/ LILA S. RICH                By /s/ PETER CUNNINGHAM PRESIDENT
   ----------------------------      --------------------------------------------
   Lila S. Rich

By /s/ ANTOINETTE M. SANKOWICH    By  /s/ PETER CUNNINGHAM
   ----------------------------      --------------------------------------------
   Antoinette M. Sankowich           Peter Cunningham, individually
                                     as Guarantor


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